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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 28, 2003 on the Metabasis Therapeutics, Inc. financial statements, in the Registration Statement (Form S-1) and related Prospectus of Metabasis Therapeutics, Inc. expected to be filed on or about February 3, 2004.

                      /s/  ERNST & YOUNG LLP

January 29, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS